UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

 (Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Pursuant to the terms and conditions of the Underwriting Agreement, dated as of May 28, 2014 (the “Underwriting Agreement”), between ITC Holdings Corp. (the “Company”) and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, the Company issued, on June 4, 2014, $400.0 million aggregate principal amount of 3.65% Senior Notes due 2024 (the “Notes”). The Notes were issued under the Second Supplemental Indenture, dated as of June 4, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 18, 2013, between the Company and the Trustee.

A copy of each of the Second Supplemental Indenture and the form of Note is filed as an exhibit hereto and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 4, 2014 between the Company and the Trustee

4.2	Form of 3.65% Senior Note due 2024 (included in Exhibit 4.1 hereto)

5.1	Opinion of Dykema Gossett PLLC

5.2	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: June 4, 2014	By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 4, 2014 between the Company and the Trustee

4.2	Form of 3.65% Senior Note due 2024 (included in Exhibit 4.1 hereto)

5.1	Opinion of Dykema Gossett PLLC

5.2	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)